Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-52237

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 3, 1998)

THIS DOCUMENTS CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.

                             HEALTHSOUTH Corporation

                                  $567,750,000

                         3.25% Convertible Subordinated
                               Debentures due 2003

                                       and

                       15,501,707 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

     The  Prospectus,  dated June 3, 1998 (the  "Prospectus"),  relating  to the offering  for  resale  of  $567,750,000  aggregate  principal  amount  of  3.25%
Convertible Subordinated Debentures due 2003 and 15,501,707 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company"), is hereby supplemented as set forth below.

1. The information set forth opposite the name MCMAHON SECURITIES COMPANY, L.P. in the table of Selling Securityholders on page 16 is amended as follows:

     Principal Amount of Debentures Beneficially Owned That May be Sold  105,000
     Percentage of Debentures Outstanding                                      *
     Number of Conversion Shares                                           2,866
     Percentage of Common Stock Outstanding                                    *


     The date of this Prospectus Supplement is October 27, 1998.


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